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                                                                     EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                            (AS AMENDED AND RESTATED)
                                       OF
                            RELIANCE RESOURCES, INC.,
                             A COLORADO CORPORATION

     Reliance Resources, Inc. (the "Corporation"), pursuant to C.R.S. Section 7-110-106, hereby amends its Articles of Incorporation (as amended and restated to-date), as follows, effective as of the date of filing with the Colorado Secretary of State.

                                        I
                                      Name

     The name of the Corporation is RELIANCE RESOURCES, INC.

                                       II
                                   Amendments

     Article I of the Corporation's Amended and Restated Articles of Incorporation is hereby amended as follows:

     "                              ARTICLE I
                                      NAME

     THE NAME OF THE CORPORATION IS SUMMEDIA.COM INC."

                                       III
                           Date and Manner of Adoption

     The above amendment was recommended by the Corporation's board of directors, then duly adopted at a special meeting of shareholders held on August 20, 1999. The number of votes cast for this amendment by each voting group entitled to vote separately on the amendment (if any) was sufficient for approval by such voting group.

     These Articles of Amendment to the Articles of Incorporation (As Amended and Restated) are effective as of filing with the Secretary of State of the State of Colorado.

     Our hands and seals this 20th day of August, 1999:


                                                /s/
                                           -------------------------------------
                                                                       President



                                           -------------------------------------
                                                       Chair, Board of Directors


                               Attest:          /s/
                                           -------------------------------------
                                                                       Secretary